GUSRAE, KAPLAN & BRUNO
                                 120 Wall Street
                            New York, New York 10005
                                 (212) 269-1400
                               FAX (212) 809-5449


                                                              August 23, 2000

TO THE BOARD OF DIRECTORS OF:

SB Merger Corp.
305 East Grand River
Brighton, MI 48116

                  Re:      SB Merger Corp.
                           Form SB-2
                           SEC File No. 333-39044

Dear Sir and Madam:

     We have acted as special counsel to SB Merger Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-39044, under the Securities Act of 1933, as amended, relating to the public offering of 125,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

     We have examined the Certificate of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the shares of Common Stock, forms of certificates representing the Common Stock, originals or copies of all such records of the Company, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes, judicial decisions and opinions of counsel as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the foregoing shares of Common Stock have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement ("Prospectus") will be validly issued, fully paid and nonassessable.

To the Board of Directors of
SB Merger Corp.
August 23, 2000
Page -2-


     This opinion is rendered solely for your information and assistance in connection with the Registration Statement, and may not be relied upon for any other purpose without our prior written consent.

     We hereby consent to our firm being named in the Registration Statement and the Prospectus in the section entitled "Legal Matters."

     We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,


                                                    /s/ GUSRAE, KAPLAN & BRUNO

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